Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use of our report dated February 28, 2013, on our audit of the consolidated balance sheets of First Foundation Inc. and Subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the years then ended, incorporated by reference into this Form S-8 filing.

/s/ VAVRINEK, TRINE, DAY & CO. LLP

Laguna Hills, California

January 30, 2014